FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
               _____________________________________________


         THIS FIFTH AMENDMENT ("Amendment"), dated as of the 5th day of December, 1996, by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Parent"), each of those direct and indirect subsidiaries of Parent whose names are inscribed on the signature pages to the "Loan Agreement" referenced below (Parent and such direct and indirect subsidiaries, collectively, the "Borrowers" or, individually, a "Borrower") and HELLER FINANCIAL, INC., a Delaware corporation ("Lender");

                       W I T N E S S E T H  T H A T:

         WHEREAS, Borrowers and Lender are parties to a certain
Loan and Security Agreement, dated as of January 27, 1995 (as amended to date, the "Loan Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Loan Agreement), pursuant to which, subject to the terms and conditions set forth therein, Lenders have made and continue to make certain financial accommodations available to Borrowers; and

         WHEREAS, Borrowers have requested that Lender agree to amend the Loan Agreement in certain respects as hereinafter set forth, and, subject to the terms and conditions set forth herein, Lender is willing to do so; and

         WHEREAS, Borrowers and Lenders desire to enter into this Amendment in order to memorialize their mutual understandings in regard to the foregoing matters;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender agree as follows:

    1.   Amendment to Section 7.6 of the Loan Agreement.  Section
7.6 of the Loan Agreement is hereby amended by deleting the proviso at the end of such Section (beginning with the words "provided, however," and ending with the words "Second Offering Shares") and substituting in lieu thereof the following:

         "provided, however, that Parent may issue (i) the Shares pursuant to the Offering; (ii) the Second Offering Shares pursuant to the Second
         Offering, (iii) the Third Offering Shares pursuant to the Third Offering, (iv) the Third
         Offering Warrants pursuant to the Third
         Offering, (v) shares of common stock upon conversion of the Shares, (vi) shares of common stock upon conversion of the Second Offering
         Shares, (vii) shares of common stock upon conversion of the Third Offering Shares, (viii) shares of common stock upon exercise of the Third Offering Warrants, (ix) 133,333 shares of common stock to Louis Centofanti in reimbursement for certain expenses incurred by him in the amount of $13,971 on behalf of Borrowers and 76,190 shares of common stock to Louis Centofanti in exchange for certain cash equity contributions previously made by him to parent, (x) up to 152,000 shares of common stock to Robert Foster as compensation for consulting services, up to 30,000 shares of common stock to Gary Myers as compensation for consulting services, up to 40,000 shares of common stock to Bobby Meeks as compensation for consulting services and up to 12,000 shares of common stock to David Cowherd as compensation for consulting services, (xi) shares of common stock pursuant to its 1992 Outside Directors
         Stock Option Plan, its 1993 Nonqualified Stock
         Option Plan and its 1991 Performance Equity
         Plan, (xii) warrants to J.P. Carey Enterprises,
         Inc. to purchase (A) up to 195,000 shares of Parent's common stock at an exercise price of $.73 per share and (B) up to 100,000 shares of Parent's common stock at an exercise price of $1.75 per share, as compensation for investment banking services provided to Parent, and shares of common stock upon exercise of such warrants in up to the amounts described hereinabove,
         (xiii) warrants to J.W. Charles Financial
         Services to purchase up to 450,000 shares of Parent's common stock at an exercise price of $1.50 per share, as compensation for investment banking and financial consulting services provided to Parent, and shares of common stock upon exercise of such warrants in up to the amount described hereinabove, (xiv) warrants to Search Capital Group, Inc. to purchase (A) up to 75,000 shares of parent's common stock at an exercise price of $1.06 per share, (B) up to 50,000 shares of Parent's common stock at an exercise price of $1.50 per share, (C) up to 50,000 shares of Parent's common stock at an exercise price of $1.06 per share, as compensation for consulting services provided to Parent, and shares of common stock upon exercise of such warrants to Marven S. Rosen to purchase up to 100,000 shares of Parent's common stock at an exercise price of $1.75 per share, as compensation for consulting services provided to Parent, and shares of common stock upon exercise of such warrants to D.H. Blair
         Investment Banking Corporation to purchase up to 200,000 shares of Parent's common stock at an exercise price of $1.75 per share, as compensation for investment banking services provided to Parent, and shares of common stock upon exercise of such warrants in up to the amounts described hereinabove, (xvii) warrants to Steve Gorlin to purchase up to 200,000 shares of the Parent's common stock at an exercise price of $1.75 per share, as compensation for certain consulting services provided to Parent, and shares of common stock upon exercise of such warrants and (xviii) shares of Parent's common stock in up to the amounts described below to certain consultants to Parent as follows (A) up to 13,000 shares to Gary Thomas, (B) up to 62,500 shares to R.
         Keith Fetter, (C) up to 12,500 shares to C. Lee
         Daniel, (D) up to 45,000 shares to John
         Henderson, (E) up to 11,000 shares to Sam Elam,
         (F) up to 20,000 shares to Jeffrey Sherman, (G) up to 9,412 shares to Rita Durosher and (H) up to 3,500 shares to Robert Hicks.

    2. Conditions Precedent. This Amendment shall not become effective unless and until each of the following conditions shall have been satisfied on or prior to August 16, 1996, as determined by Lender in its sole discretion:

    (a) No Default or Event of Default shall have occurred and be continuing.

    (b) Since December 31, 1995, there shall have occurred no material adverse change in the business, operations, financial conditions, profits or prospect of any Loan
         Party or in the Collateral.

    3.   Miscellaneous.

    (a) Effect of Amendment. Except as set forth expressly herein, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrowers. Without limitation of the foregoing, Parent and each Borrower hereby ratify and reaffirm the Parent Guaranty or Cross-Guaranty, as applicable, to which it is party, after giving effect to this Amendment. To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby. Nothing contained herein shall be construed as a consent to any matter prohibited by the Loan Agreement (except as expressly provided herein).

    (b) Reaffirmation of Representations and Warrants. Borrowers hereby ratify and reaffirm each and every representation and warranty set forth in the Loan Agreement and the other Loan Documents effective as of the date hereof.

    (c) Ratification. Borrowers hereby restate, ratify and reaffirm each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof.

    (d) Estoppel. To induce Lender to enter into this Amendment and to continue to make Revolving Loans to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no Event of Default or Default and no right of offset, defense, counterclaim or objection in favor of any Borrower as against Lender with respect to the Obligations.

    (e) Waiver and Release. Each Borrower waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, set-offs, or other rights that any of them may have to contest (i) any provision of the Loan Agreement, this Amendment, or other Loan Documents;
         (ii) the right of Lender to all proceeds from the Collateral; (iii) the ownership and security interest of Lender in any property (whether real or personal tangible or intangible), right or other interest, now or hereafter arising in connection with the Collateral; (iv) the conduct of Lender in administering this Amendment, the Loan Agreement, the other Loan Documents or otherwise.
         In consideration of the terms and conditions of this Amendment, the receipt and sufficiency of which consideration are hereby acknowledged by each Borrower, each Borrower hereby releases Lender, its parents and affiliates, its agents, servants, employees, directors, attorneys, successors, and assigns from any and all liabilities, claims, actions, or causes of action accruing to any Borrower or their respective affiliates, arising out of or in any manner connected with this Amendment, the Loan Agreement, the other Loan Documents or Lender's activities, including, without limitation, all actions taken or not taken by Lender in connection with the administration of this Amendment, the Loan Agreement, the other Loan Documents or otherwise.

    (f) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois without regard to its conflicts of law rules.

    (g) Costs and Expenses. Borrowers agree to pay promptly on demand all reasonable costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of Lender's counsel.

    (h) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                             "LENDER"

                             HELLER FINANCIAL, INC., a
                             Delaware corporation



                             By:  /s/ Miles D. McManus
                                _______________________
                                 Miles D. McManus
                                 Senior Vice President

                           "PARENT" AND "BORROWER"

                           PERMA-FIX ENVIRONMENTAL SERVICES,
                           INC., a Delaware corporation

                           By: /s/ Louis F. Centofanti
                              ______________________________
                              Name: Louis F. Centofanti
                              Title: CEO

                           "BORROWERS"

                           INDUSTRIAL WASTE MANAGEMENT,
                           INC., a Missouri corporation

                           By: /s/ Louis F. Centofanti
                              _________________________
                              Name: Louis F. Centofanti
                              Title: CEO

                           PERMA-FIX, INC., an Oklahoma
                           corporation

                           By: /s/ Louis F. Centofanti
                              ________________________
                              Name: Louis F. Centofanti
                              Title: CEO

                           PERMA-FIX OF DAYTON, INC.,
                           an Ohio corporation

                           By: /s/ Louis F. Centofanti
                              ________________________
                              Name: Louis F. Centofanti
                              Title: CEO

                           PERMA-FIX OF FLORIDA, INC.,
                           a Florida corporation

                           By: /s/ Louis F. Centofanti
                              ________________________
                              Name: Louis F. Centofanti
                              Title: CEO

                           PERMA-FIX OF FORT LAUDERDALE,
                           INC., a Florida corporation

                           By: /s/ Louis F. Centofanti
                              _________________________
                              Name: Louis F. Centofanti
                              Title: CEO

                           PERMA-FIX OF MEMPHIS, INC.

                           By: /s/ Louis F. Centofanti
                              ________________________
                              Name: Louis F. Centofanti
                              Title: CEO

                           PERMA-FIX OF NEW MEXICO, INC.,
                           a New Mexico corporation

                           By: /s/ Louis F. Centofanti
                              ___________________________
                              Name: Louis F. Centofanti
                              Title: CEO

                           PERMA-FIX TREATMENT SERVICES,
                           INC., an Oklahoma corporation

                           By: /s/ Louis F. Centofanti
                              __________________________
                              Name: Louis F. Centofanti
                              Title: CEO

                           SCHREIBER, GRANA & YONLEY,
                           INC., a Missouri corporation

                           By: /s/ Louis F. Centofanti
                              _________________________
                              Name: Louis F. Centofanti
                              Title: CEO

                           MINTECH, INC., an Oklahoma
                           corporation

                           By: /s/ Louis Centofanti
                              ________________________
                              Name: Louis F. Centofanti
                              Title: CEO

                           RECLAMATION SYSTEMS, INC., an
                           Oklahoma corporation

                           By: /s/ Louis Centofanti
                              ____________________________
                              Name: Louis F. Centofanti
                              Title: CEO























ISTE:\N-P\PESI\10k\1996\EXHIBIT4.9